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                                                                    EXHIBIT 10.5


                            LIFEPOINT HOSPITALS, INC.
                        RESTRICTED STOCK AWARD AGREEMENT

                        GRANT NUMBER R <<OPTION NUMBER>>

         THIS AGREEMENT is made and entered into on this <<DAY>> day of
<<MONTH>>, <<YEAR>>, by and between LifePoint Hospitals, Inc. (the
"Corporation") and <<PARTICIPANT>> (the "Participant"), in connection with a Restricted Stock Award under the LifePoint Hospitals, Inc. 1998 Long Term Incentive Plan (the "Plan") that was made on <<DATE OF GRANT>> (the "Date of Grant").

         The Corporation established the Plan effective November 5, 1998, and amended and restated the Plan which was approved by the shareholders of the Corporation effective June 30, 2005. The Participant is an employee of the Corporation or one of its Subsidiaries and has been granted a Restricted Stock Award under the terms of the Plan. In consideration of the foregoing, the parties have entered into this Agreement to govern the terms of this Award:


                  1. Restricted Stock Award. Subject to the terms and conditions set forth in the Plan and herein, the Corporation has granted to the Participant a Restricted Stock Award with respect to <<SHARES>> shares of Common Stock, subject to adjustment as provided in Section 3.2 of the Plan. These shares are subject to forfeiture in the event of termination of the Participant's employment with the Corporation or a Subsidiary prior to the vesting of such shares, as specified herein. If the Participant's employment with the Corporation and its Subsidiaries terminates prior to <<VESTING DATE>>, the shares of Common Stock covered by this Restricted Stock Award shall be immediately forfeited to the Corporation, unless such termination is due to death or the disability of the Participant. The shares covered by this Restricted Stock Award that have not been forfeited under this Paragraph will immediately be fully vested and no longer subject to forfeiture upon the soonest of: (i) <<VESTING DATE>>, (ii) the death or disability of the Participant, or,
(iii) notwithstanding the provisions of Section 12.1 of the Plan, the occurrence of a Change in Control (as defined in Section 12.2 of the Plan) that occurs after the Date of Grant, and the employment of the Participant is terminated without Cause or for Good Reason within 18 months after the effective date of the Change in Control event. The terms "Cause" and "Good Reason" shall have the same meanings as the same or similar terms in any written employment agreement between the Participant and the Corporation or Subsidiary. In the absence of such a written agreement, such terms shall be defined as follows:


                 (a) "Cause" means involuntary termination of employment due to:
         (i) conviction of a crime of moral turpitude that adversely affects the reasonable business interests of the Corporation, (ii) commission of an act of fraud, embezzlement, or material dishonesty against the Corporation or any Subsidiary, or (iii) intentional neglect of the responsibilities of employment, and such neglect remains uncorrected for more than 30 days following written notice from the Corporation detailing the acts of neglect.




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                  (b) "Good Reason" means voluntary termination of employment by the Participant because the terms of employment are modified so that the position is not substantially equivalent to the position held immediately prior to the time of the Change in Control. A position is "substantially equivalent" if it is the same or better than the position to which it is being compared. A position is not substantially equivalent unless (i) the cash compensation offered is the same or higher than that earned immediately prior to the Change in Control,
         (ii) deferred compensation, incentive and equity compensation, and health and welfare benefits are, in the aggregate, similar to those provided immediately prior to the Change in Control, and (iii) the position does not require the Participant to relocate or to commute more than 30 miles each way to the place of employment. The Participant's right to voluntarily terminate employment for "Good Reason" expires 180 days after beginning employment in the position that is not "substantially equivalent" to the Participant's prior position, unless such termination is due to termination of the Participant for Cause.

         2. Transfer of Award. Except for transfers pursuant to a will or the laws of descent and distribution, this Restricted Stock Award is not transferable and the Participant may not make any disposition of the Award or the shares of Common Stock described herein, or any interest herein, prior to the date(s) that such shares become vested in accordance with Paragraph 1. As used herein, "disposition" means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Participant's lifetime or upon or after the Participant's death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment, except a transfer by will or by the laws of descent or distribution. Any attempted disposition in violation of this Paragraph is void.

         3. Tax Withholding. Subject to the requirements of Section 16(b) of the 1934 Act, and pursuant to Section 14.6 of the Plan, any tax withholding obligation of the Corporation arising in connection with this Restricted Stock Award, and/or the lapse of restrictions with respect hereto, shall be satisfied by the retention of shares of Common Stock subject to this Award that have a then-current Fair Market Value equal to the amount of taxes that are required to be remitted to the applicable taxing authorities calculated using the applicable supplemental wage withholding rate.

         4. Status of Participant. Except for the restrictions described in
Section 8.3 of the Plan or provided for in this Agreement, the Participant shall be deemed a stockholder of the Corporation with respect to the Common Stock covered by this Restricted Stock Award and shall be entitled to receive dividends and exercise voting rights with respect thereto. In the event the Corporation effects a recapitalization, stock split, stock dividend or other event described in Section 3.2 of the Plan, the shares of Common Stock received by the Participant with respect to this Award (or any shares of stock issued in substitution thereof) shall be subject to identical restrictions and shall be subject to the terms of this Agreement and the Plan. The Corporation is not required to issue shares of Common Stock under this Restricted Stock Award until all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange or market system on which the Common Stock may then be listed or traded. The Corporation may


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delay the delivery of Common Stock that is issued pursuant to this Award until the Restricted Stock covered hereby becomes vested or transferable pursuant to the terms hereof.

         6. No Effect on Capital Structure. This Restricted Stock Award shall not affect the right of the Corporation or any Subsidiary to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

         7. Plan Controls. The terms of this Agreement are governed by the terms of the Plan as restated effective June 30, 2005, or as later amended from time to time on or prior to the date of this Agreement and as the Plan is amended from time to time. A copy of the Plan, and all amendments thereto, has been delivered or made available to the Participant and shall be deemed a part of this Agreement as if fully set forth herein. In the event of any conflict between the provisions of the Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise. For purposes of this Agreement, the defined terms in the Plan shall have the same meaning in this Agreement, except where the context otherwise requires. The terms "Article" or "Section" generally refer to provisions within the Plan. The term "Paragraph" generally refers to a provision of this Agreement.

         8. Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail or a delivery service that is approved by the Corporation. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. The Corporation or Participant may change, by written notice to the other, the address identified in this Paragraph. The Corporation or Participant may change, by written notice to the other, the address specified for receiving notices. Notices delivered to the Corporation shall be addressed as follows:

                          LifePoint Hospitals, Inc.
                          Attn: John Bumpus
                          103 Powell Court, Suite 200
                          Brentwood, TN 37027
                          Phone:  (615) 372-8500
                          Fax:    (615) 372-8581

         Notices to the Participant shall be hand-delivered to the Participant on the premises of the Corporation or its Affiliates, or mailed to the last address shown on the records of the Corporation. By accepting the Award described herein, the Participant consents to delivery of documents relating to this Award by electronic means, including any related prospectus or Plan Summary.

         9. Information Confidential. As partial consideration for the grant of this Award, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Plan;


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provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

         10. Amendment. The Corporation, acting through the Committee or through the Board, may amend this Agreement at any time for any purpose determined by the Corporation in its sole discretion that is consistent with the Plan. The Corporation may not amend this Agreement, however, without the Participant's express agreement to any amendment that would adversely effect the material rights of the Participant.

         11. Governing Law. Except as is otherwise provided in the Plan, where applicable, the provisions of this Agreement shall be governed by the internal laws of the State of Tennessee, without regard to the principles of conflicts of laws thereof.








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                                 EXECUTION PAGE


         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed and the Participant has set his hand hereto, to be effective as of
<<DATE OF GRANT>>.



                                       LIFEPOINT HOSPITALS, INC.



                                       By:
                                              -----------------------------
                                       Title:
                                              -----------------------------


                                       PARTICIPANT



                                       ------------------------------------
                                       <<PARTICIPANT>>










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